Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-289494) pertaining to the 2024 Equity Incentive Plan, as amended of Protara Therapeutics, Inc.,

(2)	Registration Statement (Form S-8 No. 333-281286) pertaining to the 2024 Equity Incentive Plan and the 2024 Employee Stock Purchase Plan of Protara Therapeutics, Inc.,

(3)	Registration Statement (Forms S-8 Nos. 333-277931, 333-270354, 333-263392, and 333-254124) pertaining to the Amended and Restated 2014 Equity Incentive Plan, as amended and the 2014 Employee Stock Purchase Plan of Protara Therapeutics, Inc.,

(4)	Registration Statement (Form S-8 Nos. 333-237497 and 333-285568) pertaining to the ArTara Therapeutics, Inc. Inducement Plan of Protara Therapeutics, Inc.,

(5)	Registration Statement (Form S-8 No. 333-235918) pertaining to the Proteon Therapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan, as amended and ArTara Subsidiary, Inc. 2017 Equity Incentive Plan of Protara Therapeutics, Inc., and

(6)	Registration Statement (Form S-3 Nos. 333-275290 and 333-279067) of Protara Therapeutics, Inc.

of our report dated March 10, 2026, with respect to the consolidated financial statements of Protara Therapeutics, Inc. included in this Annual Report (Form 10-K) of Protara Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New York, New York
March 10, 2026